CENTERPULSE AG

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Depositary,

AND

HOLDERS FROM TIME TO TIME OF

AMERICAN DEPOSITARY RECEIPTS

AMENDED AND RESTATED DEPOSIT AGREEMENT

DATED AS OF JANUARY    , 2003 TO THE DEPOSIT AGREEMENT DATED AS OF
JULY 14, 1997

AMENDED AND RESTATED DEPOSIT AGREEMENT

                  AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of January   , 2003 to the Deposit Agreement dated as of July 14, 1997 among CENTERPULSE AG (fka Sulzer Medica Ltd), a corporation organized under the laws of Switzerland and its successors (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation, and any successor as depositary hereunder (the “Depositary”), and all Holders, as hereinafter defined, from time to time of the American Depositary Receipts issued hereunder.

W I T N E S S E T H:

                  WHEREAS, the Company and Citibank, N.A. (“Citibank”) entered into a Deposit Agreement dated as of July 14, 1997 (the “Original Deposit Agreement”) to provide for the deposit of Shares of the Company with Citibank or with the Custodian as agent of Citibank for the purposes set forth in such Original Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts (“Original Receipts”) evidencing the American depositary shares;

                  WHEREAS, pursuant to the terms of Section 6.02 of the Original Deposit Agreement the Company has removed Citibank as depositary and has appointed Deutsche Bank Trust Company Americas, as successor depositary thereunder;

                  WHEREAS, the Company and Deutsche Bank Trust Company Americas in its capacity as successor depositary under the Original Deposit Agreement, now wish to amend and restate the Original Deposit Agreement and the Original Receipts;

                  WHEREAS, the Company desires to further provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

                  WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement and as shall be specified in or pursuant to any resolution of the Company’s Board of Directors;

                  NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows:

ARTICLE I

DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated apply to the respective terms used in this Deposit Agreement:

                  Section 1.1.         Affiliate. The term “Affiliate” shall have the meaning assigned to it under Regulation C under the Securities Act, as hereinafter defined.

                  Section 1.2.         American Depositary Shares; ADSs. The term “American Depositary Shares” or “ADSs” shall mean the rights, evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent 0.1 Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.3 or a change in Deposited Securities referred to in Section 4.9 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Shares shall represent the right to receive the, Deposited Securities specified in such Sections.

                  Section 1.3.         Commission. The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  Section 1.4.         Company. The term “Company” shall mean Sulzer Medica Ltd, a corporation organized and existing under the laws of Switzerland, having its principal executive office at ZÜrcherstrasse 12, 8401 Winterthur, Switzerland, and its successors.

                  Section 1.5.         Custodian. The term “Custodian” shall mean, as of the date hereof, Bank Leu, Zurich, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.7 as additional or substitute Custodian hereunder, and the term “Custodian” shall mean any custodian individually or all custodians collectively, as the context requires.

                  Section 1.6.         Deliver; Delivery. The term “deliver” and “delivery” shall mean, when used in respect of ADSs, Receipts, Deposited Securities and Shares, the physical delivery of .the certificate representing such security or the electronic delivery of such security by means of book-entry transfer by institutions authorized under applicable law to effect the delivery of securities (which may include, in the case of the Shares or other Deposited Securities, SEGA). With respect to DRS/Profile ADRs, the terms “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel” refer to applicable entries or movements to or within DRS/Profile.

                  Section 1.7.         Deposit Agreement. The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended or otherwise modified from time to time in accordance with the provisions hereof.

                  Section 1.8.         Depositary. The term “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York corporation and any successor as depositary pursuant to the terms of Section 5.5.

                  Section 1.9.         Deposited Securities. The term “Deposited Securities” as of any time shall mean (i) all Shares at such time deposited under this Deposit Agreement represented by American Depositary Shares evidenced by the Receipts and (ii) any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject in the case of cash to the provisions of Section 4.6.

                  Section 1.10.         Dollars. The term “dollars” shall mean the lawful currency of the United States.

                  Section 1.11.         “DRS/Profile” means the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTCC and the Depositary. Ownership of ADSs held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

                  Section 1.12.         “DTCC” shall mean The Depository Trust & Clearing Corporation, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

                  Section 1.13.         Foreign Registrar. The term “Foreign Registrar” shall mean Sulzer AG, which carries out the function of registrar for the Shares of the Company, or any successor as registrar for the Shares of the Company.

                  Section 1.14.         Holder. The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary or the Registrar, if any, maintained for such purpose, and shall include the beneficial owner (which may or may not be the person in whose name a Receipt is registered on the register at the Depositary or the Registrar, if any), if any, of the Deposited Securities evidenced by such Receipt.

                  Section 1.15.         Principal Office. The term “Principal Office”, when used with respect to the Depositary, shall be the principal office of the Depositary in New Yank at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

                  Section 1.16.         Receipts; ADRs. The term “Receipts” or “ADRs” shall mean the shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires. A Receipt or ADR may evidence any number of American Depositary Shares.

                  Section 1.17.         Registrar. The term “Registrar” shall mean the Depositary or, upon the request or with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

                  Section 1.18.         Regulation D. The term “Regulation D” shall mean Regulation D under the Securities Act, as from time to time amended.

                  Section 1.19.         Regulation S. The term “Regulation S” shall mean Regulation S under the Securities Act, as from time to time amended.

                  Section 1.20.         Restricted Securities. The term “Restricted Securities” shall mean Shares as defined below, or ADSs representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D, Rule 144 or Rule 144A under that Act, or which are held directly or indirectly by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, Switzerland, or under a shareholder agreement or the Statutes and Organizational Regulations or other organizational document of the Company.

                  Section 1.21.         Rule 144A. The term “Rule 144A” shall mean Rule 144A under the Securities Act, as from time to time amended.

                  Section 1.22.         Securities Act. The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

                  Section 1.23.         Securities Exchange Act. The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

                  Section 1.24.         SEGA. The term “SEGA” shall mean the Schweizerische Effekten-Giro Aktiengesellschaft, the Swiss central depositary.

                  Section 1.25.         Shares. The term “Shares” shall mean the registered shares, par value CHF 30 per share of the Company, duly and validly authorized, issued and outstanding, fully paid, nonassessable and free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights (if any) have theretofore not been validly waived or exercised, provided further, however, that, if there shall occur any change in nominal or par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.9, an exchange, replacement or conversion in respect of the Shares, the term “Shares” shall thereafter represent the successor securities resulting from such change in nominal or par value, split-up or consolidation or any other such reclassification or exchange, replacement or conversion.

                  Section 1.26.         Statutes and Organizational Regulations. The term “Statutes and Organizational Regulations” shall mean the Articles of Incorporation and Organization Regulations or equivalent organizational documents of the Company.

                  Section 1.27.         United States. The term “United States” shall have the meaning assigned to it under Regulation S under the Securities Act.

                  Section 1.28.         U.S. Person. The term “U.S. person” shall have the meaning assigned to it under Regulation S under the Securities Act.

ARTICLE II

FORM OF RECEIPTS,
DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

                  Section 2.1.         Form and Transferability of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

                  In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, in the Depositary’s discretion, American Depositary Shares may be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

                  Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

                  The Receipts shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts relating to ADSs or any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder or are Restricted Securities.

                  Section 2.2.         Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by any person, including the Depositary in its individual capacity, by (i) delivery to the Custodian of certificates therefor accompanied by appropriate instrument or instruments of transfer, (ii) electronic transfer of Shares through the Foreign Registrar for credit to or for the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be delivered to such account, in each case along with (x) appropriate written instructions as to issuance, (y) payment of applicable fees, charges and taxes and (z) such other documentation or certification as the Depositary or the Company may require including, in the case of the Depositary, evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in the United States or Switzerland.

                  The Depositary and the Custodian shall each refuse to accept for deposit Shares or other securities that it reasonably believes to be Restricted Securities. Persons depositing Shares will be deemed to represent thereby that the deposit of such Shares and the issuance of the ADRs upon such deposit are not Restricted Securities. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in this Deposit Agreement or under applicable law. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Holder.

                  At the request and risk and expense of any Holder of Shares, and for the account of such Holder, the Depositary may receive Shares to be deposited or evidence that Shares have been electronically transferred to the account of the Custodian or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares, evidence, orders, instruments and evidence to the Custodian hereunder.

                  As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company (or that maintained by the Foreign Registrar) is closed, (a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any divided or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

                  Upon each delivery to the Custodian of Shares (or other Deposited Securities pursuant to Sections 4.4, 4.5 or 4.9) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian may require, as soon as is practicable, confirmation of the recordation of transfer of such Shares (or other Deposited Securities) in the name of the Depositary or its nominees or in the name of the Custodian or its nominees at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

                  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees, or at such other place or places as the Depositary shall determine.

                  Section 2.3.         Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.2, together with delivery of the other documents above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are to be delivered in respect thereof and the number of ADSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Principal Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of ADSs to which such person or persons are entitled but (a) only upon payment to the Depositary or Custodian of all fees, expenses, taxes and governmental charges payable in connection with such deposit and the transfer of the deposited Shares and (b) subject to applicable laws and the other terms of this Deposit Agreement and the provisions of the Statutes and Organizational Regulations of the Company and those of the Deposited Securities. The Depositary shad have at all times, including prior to listing, a sufficient supply of Receipts to meet the demands of transfer of ADSs or Shares deposited with the Depositary, the Custodian or any of their nominees.

                  Section 2.4.         Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall promptly register, or cause the Registrar to register, transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed, in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts, receipt by the Depositary of, proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on such Receipt relating to compliance with the applicable restrictions on transfer thereof) and duly stamped as may be required by any applicable law of the State of New York or of the United States or of Switzerland. Upon payment to the Depositary of the fees and charges set forth in Exhibit B hereto, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. The Depositary may close the register at any time or from time to time, when in good faith deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company. In connection with any split-up or combination of Receipts pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the fees and charges set forth in Exhibit B hereto, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

                  Section 2.5.         Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of American Depositary Shares at the Principal Office and upon receipt by the Depositary of (i) payment of all fees, including the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Exhibit B hereto), governmental charges and taxes payable in connection with such surrender and withdrawal and (ii) written instructions of the Holder for delivery of the Deposited Securities represented thereby, and subject to the terms and conditions of this Deposit Agreement, the clearing procedures of the Foreign Registrar, the Statutes and Organizational Regulations of the Company and to the provisions of or governing the Deposited Securities, the Holder of the Receipt evidencing such American Depositary Shares shall be entitled to electronic delivery through the Foreign Registrar or institutions having accounts with the Foreign Registrar, to an account designated by such Holder, as permitted by applicable law, to him or his order or to physical delivery, if available, of the amount of Deposited Securities at the time represented by the ADS or ADSs evidenced by such Receipt. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered or physically delivered, if available, to or upon the written order of a person or persons designated in such instructions.

                  Upon the receipt of such instructions and compliance with the terms of this Section 2.5, the Depositary shall direct the Custodian to the principal office of such Custodian or make an electronic transfer, as described above, in each case, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, the clearing procedures of the Foreign Registrar, to the Statutes and Organizational Regulations of the Company, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

                  If permitted by Swiss law, at the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the ADSs evidenced by such Receipt to the Depositary for delivery at the Principal Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

                  If any ADSs surrendered and ADRs cancelled represent fractional entitlements in Deposited Securities, the Depositary shall (i) cause the appropriate whole number of Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section 2.5 and (ii) at its election deliver, or cause the Custodian to deliver a receipt therefor or distribute the cash proceeds thereof, to the Holder the fractional entitlements represented by the retired ADSs and cancelled ADRs.

                  Section 2.6.         Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Shares or the presenter of written instructions in order to reflect such transfer, split-up, combination, surrender or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed under the laws of Switzerland, and any stock transfer or registration fee with respect thereto (including any such tax, charge and fee with respect to Shares being deposited, transferred or withdrawn) and payment of any charges and fees of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Exhibit B to this Deposit Agreement; (ii) compliance with (a) any laws or governmental regulations relating to Receipts or ADSs or to the withdrawal of Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including Section 7.7 hereof, and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

                  The delivery of Receipts against, or adjustments in the records of the Depositary to reflect deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts, or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent for the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary in good faith at any time or from time to time. Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

                  In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to (i) accept for deposit under Section 2.2 hereof Shares in such circumstances where the Depositary, the Custodian or the Company has reason to believe (and in the case of the Custodian or the Company, such belief shall have been communicated to the Depositary) that such Shares have been withdrawn from a restricted depositary receipt facility in respect to Shares established or maintained by a depositary bank, including any such facility established or maintained by the Depositary (hereinafter, a “restricted facility”), or permit such Shares to be used to satisfy any person’s obligation with respect to transactions contemplated by Section 5.11 hereof unless such Shares have been acquired in a transaction (a) registered under the Securities Act, (b) in compliance with Regulation S or (c) in accordance with Rule 144 under the Securities Act, and the Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; or (ii) accept for (w) deposit under Section 2.2 hereof, (x) transfer or exchange under Section 2.4 hereof, (y) cancellation under Section 2.5 hereof or (z) delivery in satisfaction of any person’s obligation with respect to transactions contemplated by Section 5.11 hereof, depositary receipts representing Shares issued pursuant to a restricted facility.

                  Subject to Section 5.11 hereof, the Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

                  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Statutes and Organizational Regulations of the Company. Also without limitation of the foregoing, the Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

                  Section 2.7.         Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary stall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) at the expense of the Holder (a) is the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) is lieu of and in substitution for such destroyed, lost or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depositary as may be required by the Depositary to save it and any of its agents harmless in connection therewith, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

                  Section 2.8.         Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled.

                  Section 2.9.         Maintenance of Records. The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

                  Section 3.1.         Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time (a) to file , with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of this Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, (c) to execute such certificates and (d) to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction, subject to Section 7.7 hereof. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

                  Section 3.2.         Liability of Holders for Taxes and Other Charges. If any tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Switzerland, shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the ADS evidenced by such Receipt, such tax, duty or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced by such Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Holder of such Receipt shall remain liable for any deficiency.

                  Section 3.3.         Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Receipts. Each person presenting Shares for deposit under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are duly and validly authorized, issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and (ii) the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance or cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.

                  Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in this

Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts or beneficial interest therein.

                  Section 3.4.         Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Deposit Agreement, the Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information requested by the Company or the Depositary pursuant to this Section whether or not such person is still a Holder at the time of such request. The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Company requesting that the Depositary forward any such requests to registered Holders or former registered Holders and to forward to the Company any responses to such requests received by the Depositary; provided, that nothing herein or in the Receipts shall be interpreted as obligating the Depositary to provide or obtain any information not so provided by such Holders or former Holders. Each Holder further agrees to make such disclosure of interests in Shares of the Company as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in Switzerland or any other jurisdiction whether or not the same may be enforceable against such Holder.

                  Section 3.5.         Ownership Restrictions. Notwithstanding any other provision of this Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company’s Statutes and Organizational Regulations. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs beneficially owned by a single Holder to exceed the limits under any applicable law or the Company’s Statutes and Organizational Regulations. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the ADSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law. The Depositary shall use its reasonable efforts to comply with the written instructions of the Company as provided in this Section.

                  As of the date hereof, there are no such limitations affecting ownership of Shares under applicable laws of Switzerland, the Statutes and Organizational Regulations of the Company or any provisions of or governing Deposited Securities.

                  Section 3.6.         Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to Swiss law and any stock exchange on which the Shares are, or will be, registered, traded or listed or the Statutes and Organizational Regulations of the Company, which are made to provide information, inter alia as to the capacity in which such Holder owns Receipts (and shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the

Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

ARTICLE IV

RIGHTS RELATING TO THE DEPOSITED SECURITIES;
CERTAIN OBLIGATIONS OF THE DEPOSITARY

                  Section 4.1.         Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or actions provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

                  Section 4.2.         Cash Distributions. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the registered Holders entitled thereto, as of the record date fixed pursuant to Section 4.7 hereof, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Except to the extent required in writing by the Company with respect to a specific distribution, any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. Notwithstanding any other agreement with the Company, the Company shall pay the Depositary its fees and expenses directly or indirectly related to compliance by the Depositary and its agents with the requirement of the Company under the prior sentence.

                  Section 4.3.         Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, upon receipt of such Shares the Depositary may, after consultation with the Company, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with the Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee and (ii) distribute to the Holders of outstanding Receipts entitled thereto, as of the record date fixed pursuant to Section 4.7 hereof, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary;

provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.2. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in the manner and subject to the conditions described in Section 4.2. If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

                  Section 4.4.         Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested is writing by the Company, shall, take action, subject to the terms of this Deposit Agreement, as follows:

                  (a)         if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary furnished at the expense of the Company, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

                  (b)         if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to all Holders or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.2 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

                  If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary furnished at the expense of the Company, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.2 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

                  Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Company furnishes at its own expense the Depositary with opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, reasonably satisfactory to the Depositary or other evidence reasonably satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. The Company shall have no obligation to register such rights or the securities represented thereby under the Securities Act or any other applicable law.

                  References in this Section 4.4 to “Holders” are to Holders as of the record date fixed pursuant to Section 4.7.

                  Section 4.5.         Distributions Other Than Cash, Shares or Rights. Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinion(s) of United States and Swiss counsel, as applicable, satisfactory to the Depositary furnished at the expense of the Company that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, as of a record date fixed pursuant to Section 4.7 hereof, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Swiss counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, such opinions to be furnished at the expense of the Company.

                  Section 4.6.         Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive currency other than dollars (“foreign currency”), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the registered Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments in accordance with the terms thereof, in either case without liability for interest. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

                  If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

                  If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable at a reasonable cost, or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the registered Holders entitled to receive the same.

                  If any such conversion of foreign currency, in whole or is part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

                  Section 4.7.         Fixing of Record Date. Whenever the Depositary shall receive notice of a record date by the Company (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of Holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of Holders of Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as, or, if not practicable, as near as reasonably practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the act proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each ADS will represent the changed number of Shares or (c) for any other matter. Subject to the provisions of Sections 4.2 through 4.6 and 5.9 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders hereunder with respect to such changed number of Shares, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter. The Depositary shall promptly notify the New York Stock Exchange, Inc., of any action to fix a record date for the ADSs or to close the transfer books for the ADSs.

                  Section 4.8.         Voting of Deposited Securities. As soon as practicable after receipt of notice pursuant to Section 5.8 of any meeting at which the Holders of Shares or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from Holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting (in accordance with Section 4.7) for the giving of instructions for voting or such consent or proxy and shall mail, as soon as reasonably practicable, to each Holder of record a notice containing: (a) information in English included is such notice of meeting received by the Depositary from the Company, (b) a statement in English, is a form provided by the Company, that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of this Section, any applicable provisions of Swiss law and of the Statutes and Organizational Regulations of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (c) a brief statement as to the manner in which and the date by which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the Statutes and Organizational Regulations of the Company, to vote or cause to be voted the number of Deposited Securities represented by such ADSs evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request; provided, that the Depositary shall not vote or cause to be voted any fractional Shares or other Deposited Securities remaining, is each case, after aggregating the number of Shares or other Deposited Securities to be voted in the same manner with respect to each matter.

                  The Depositary shall not, under any circumstances, exercise any discretion as to voting and shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs on or before the date established by the Depositary for such purpose, the Shares or other Deposited Securities shall not be voted.

                  Section 4.9.         Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth evidence ADSs representing the right to receive Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.9 and the other terms of this Deposit Agreement and receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary furnished at the expense of the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Shares pursuant to Section 4.3, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

                  Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary furnished at the expense of the Company that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2.

                  Section 4.10.         Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to

Holders, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.8.

                  Section 4.11.         Taxation. The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall distribute any unsold balance of such property with the provisions of this Deposit Agreement. Holders of ADSs evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request. Each Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section 4.11.

                  Section 4.12.         Available Information. The Company will be, on or before the date of the initial deposit of Shares hereunder, subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, file certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                  Section 4.13.         Disclosure of Ownership and Shareholders’ Rights. Notwithstanding any provision to the contrary in the Company’s Articles of Incorporation (including Article 5, paragraph 4) or otherwise, as currently in effect or as may be amended from time to time, the Company hereby agrees, for so long as may be required for the benefit of Holders of ADRs while this Deposit Agreement remains in effect, that it shall register the Depositary or its nominee or the Custodian or its nominee, as the case may be, in its share register with respect to all Shares or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADRs.

                  The Company further covenants, for so long as this Deposit Agreement remains in effect, that, with respect to all Shares or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADRs, it will not suspend (a) the status of the Depositary or its nominee or the Custodian or its nominee, as the case may be, as registered shareholder of the Company or (b) the rights of Holders of Shares or other Deposited Securities, including the right to vote, in or connected to such Shares or other Deposited Securities deposited with the Custodian, subject to the provisions of this Deposit Agreement.

                  Notwithstanding that the Depositary or its nominee or the Custodian or its nominee, as the case may be, will act for the Holders of ADRs and will be unable to make the disclosures or declarations required under the Company’s Article of Incorporation, the Company shall treat the Depositary or its nominee or the Custodian or its nominee, as the case may be, acting for the Holders of ADRs, equally with any other registered holder of Shares or other Deposited Securities with respect to the exercise of all rights of registered holders of Shares or other Deposited Securities, including, but not limited to, the right to vote and to receive dividends or other distributions, subject to the provisions of this Deposit Agreement.

                  If as a result of a change of Swiss law, the Depositary or its nominee or the Custodian or its nominee, as the case may be, acting for the Holders of ADRs shall no longer be able to exercise the rights of a registered holder of Shares as provided in the preceding paragraphs, the Company agrees to use its reasonable efforts to give the Depositary and the Holders not less than thirty (30) days prior written notice thereof.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

                  Section 5.1.         Maintenance of Depositary’s Office and Register. Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the ADSs or the Receipts.

                  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

                  If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary or its agent may act as Registrar if appointed by the Company or, upon the written request of, or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and spilt-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.1 (other than Deutsche Bank Trust Company of Americas) shall give notice in writing within five business days from the date of such appointment to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

                  The Depositary may perform its obligations under this Section 5.1 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

                  Section 5.2.         List of Receipt Holders. Notwithstanding any other provision of this Deposit Agreement, promptly upon request by the Company; the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all registered Holders.

                  Section 5.3.         Obligations of the Depositary, the Custodian and the Company. Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without gross negligence and in good faith.

                  Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without gross negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its Affiliates, nor its agents, or the Company, its Affiliate, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

                  Section 5.4.         Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary, the Custodian nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Statutes and Organizational Regulations of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this Deposit Agreement or provisions of or governing Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement, the Statutes and Organizational Regulations of the Company or provisions of or governing Deposited Securities. Where, by the terms of a distribution pursuant to Section 4.2, 4.3, or 4.4 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.5, 4.9 or 5.9 of this Deposit Agreement or in the Statutes and Organizational Regulations of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

                  Section 5.5.         Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

                  The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the latter of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, solely upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

                  Section 5.6.         Charges of Depositary. The Company agrees to pay the expenses, fees or charges of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under this Deposit Agreement, if any, as are provided in Exhibit B hereto to be paid by the Company, but only to the extent provided in and in accordance with written agreements between the Company and the Depositary from time to time. The following items shall be payable by Holders: (1) the charges of the Depositary for the deposit of Shares pursuant to Section 2.2 and the execution and delivery of Receipts pursuant to Section 2.3, and the surrender of Receipts pursuant to Section 2.5, and, to the extent permissible under applicable law or under the regulations of any stock exchange on which the ADSs are listed, for the making of distributions pursuant to Sections 4.2 through 4.5 hereof, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Section 2.2 or 2.5, (4) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6, and (6) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

                  The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.6 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.5.

                  Section 5.7.         The Custodian. The Depositary has initially appointed Bank Leu as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least sixty (60) days prior to the date on which such resignation is to become effective. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, after consultation with the Company, appoint a substitute custodian that is organized under the laws of Switzerland which shall thereafter be the Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and, after consultation with the Company, appoint a substitute or an additional custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary and the Company an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held, by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all registered Holders of the name, location and the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

                  Section 5.8.         Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of Holders of any Deposited Securities, or of any adjourned meeting of such Holders, or of the taking of any action by such Holders of any Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish at such time to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Statutes and Organizational Regulations of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

                  The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are generally provided by the Company to holders of its Shares or other Deposited Securities. The Depositary shall arrange, at the request of the Company and at the expense of the Company where applicable, for prompt mailing (by ordinary first class mail or by any other means as may be agreed between the Company and the Depositary from time to time) of copies thereof to all Holders. The Company will also provide to the Custodian or the Depositary an English language translation of such reports or communications reasonably concurrently with the receipt (by publication or otherwise) by holders of Shares of such reports or communications. The Depositary shall not be required to obtain English translations or English summaries of any notices, reports or communications which are not initially furnished to the Depositary in English text.

                  Section 5.9.         Issuance of Additional Shares, Etc. The Company agrees that in the event that the Company, or any Affiliate issues (a) additional Shares, (b) rights to subscribe for Shares or other Deposited Securities, (c) securities convertible or exchangeable into Shares, or (d) rights to subscribe for securities convertible or exchangeable into Shares, the Company will promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of shares as a bonus, share split or similar event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect. If, being so advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

                  The Company agrees with the Depositary that wither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, unless such transaction is registered under the Securities Act, or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act.

                  Section 5.10.         Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Receipts, the ADSs or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the gross negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

                  The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates, and hold them harmless from any loss, liability, tax, charge or expense of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred by them which may arise out of acts performed or omitted by the Depositary due to the gross negligence or bad faith of the Depositary.

                  The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

                  Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.10) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

                  Section 5.11.         Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.11, Deutsche Bank Trust Company Americas and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5; including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such

Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, after consultation with the Company to the extend practicable. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

                  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder.

                  Section 5.12.         List of Restricted Securities Owners. Unless otherwise agreed by the Depositary and the Company, upon each issuance by the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for nay action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

                  Section 6.1.         Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt or any beneficial interest therein to consent and agree so such amendment and to be bound by the Deposit Agreement as amended thereby.

                  Section 6.2.         Termination. The Depositary shall at any time at the written direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the registered Holders of all Receipts then outstanding at least sixty (60) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, provided that in either case no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.5, this Deposit Agreement shall automatically terminate on the sixtieth (60th) day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations to the Company under Section 5.10 hereof (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.6 and 5.10 hereof.

ARTICLE VII

MISCELLANEOUS

                  Section 7.1.         Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

                  Section 7.2.         No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                  Section 7.3.         Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 7.4.         Holders as Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

                  Section 7.5.         Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Centerpulse AG, 4000 Technology Drive, Angleton, Texas 77515, Attention: Lawrence H. Panitz; facsimile number: (409) 849-1940, with a copy to Roman Beran, facsimile number: 011-41-52-262-2070, or to any other address which the Company may specify in writing to the Depositary.

                  Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail, first class, if overseas, airmail postage prepaid or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street New York, New York 10005, Attention: ADR Department, telephone: (001) 212 602-1044, facsimile: (001) 212 797 0327, or to any other address which the Depositary may specify in writing to the Company.

                  Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

                  Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

                  Section 7.6.         Governing Law and Jurisdiction; Appointment of Agent; Waiver of Immunities. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York applicable to agreements made and to be performed in such State. With respect to the authorization and execution of the Deposit Agreement by the Company, such authorization and execution shall be governed by the laws of Switzerland. Except as set forth in the following sentence, the Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. In addition, except to the extent it is violative of applicable law, the Company and the Depositary hereby agree that in the event that a Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under this Deposit Agreement or (b) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary has any claim, for indemnification or otherwise, against the Company arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Company in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, the Company irrevocably submits to the non-exclusive jurisdiction of such courts.

                  The Company irrevocably designates, appoints, and empowers CT Corporation System currently located at 111 Eighth Avenue (13th Floor), New York, New York 10011 as its authorized agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any such federal or state court as described in the preceding paragraph. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the State of New York on the terms and for the purposes of this Section reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents is any such suit, action or proceeding against the Company, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of any such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in the preceding paragraph and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Swiss court or any court as provided in the first paragraph of this Section, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Deposit Agreement to the extent provided in the first paragraph of this Section, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

                  The provisions of this Section shall survive any termination of this Deposit Agreement, in whole or in part.

                  Section 7.7.         Compliance With U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A. (1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

                  Section 7.8.         Assignment. This Deposit Agreement may not be assigned by either the Company or the Depositary.

                  Section 7.9.         Amendment and Restatement. The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to this Deposit Agreement. All Receipts issued hereunder after the date hereof shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, Receipts issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

         Holders and beneficial owners of Receipts, or an interest therein, issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and beneficial owners of Receipts issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of Holders or beneficial owners of Receipts issued under the Original Deposit Agreement shall not become effective as to Holders and beneficial owners of Receipts until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to Holders of Receipts outstanding as of the date hereof.

                  IN WITNESS WHEREOF, CENTERPULSE AG and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or upon acquisition of any interest in such Receipts.

CENTERPULSE AG
By:

Name: Title:

By:

Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:

Name: Title:

By:

Name: Title:

Number __________

(CUSIP Number __________) American Depositary Shares (One American Depositary Share Representing 0.1 Fully Paid Registered Shares, Par Value CHF 30 Per Registered Share)

[FORM OF FACE OF]
AMERICAN DEPOSITARY RECEIPT]
evidencing
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED FULLY PAID REGISTERED SHARES
(Par Value CHF 30 Per Registered Share)
of
CENTERPULSE AG
(Incorporated under the laws of Switzerland)

         DEUTSCHE BANK TRUST COMPANY AMERICAS, a bank organized under the laws of the State of New York , as depositary (the “Depositary”), hereby certifies that [____], or registered assigns, is the record owner of [____] American Depositary Shares representing deposited validly issued and fully paid registered shares, par value CHF 30 per registered share, or evidence of rights to receive such shares (“Shares”), of Centerpulse AG, a corporation organized under the laws of Switzerland (the “Company”). At the date hereof, each American Depositary Share represents 0.1 Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the Zurich office of Bank Leu (the “Custodian”). The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005.

         (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of January    , 2003 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders of Receipts, from time to time, each of whom by accepting a Receipt or acquiring any beneficial interest therein, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Principal Office, at the principal office of the Custodian and at any other designated transfer office. The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited

Securities. Capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

         (2) Withdrawal of Deposited Securities. Upon surrender of American Depositary Shares at the PrincipalOffice of the Depositary for the purpose of withdrawal of the Deposited Securities, and upon receipt of (i) payment of all fees, including the fee of the Depositary for cancellation of Receipts (provided for in Article (8) of this Receipt), governmental charges and taxes payable in connection with such surrender and withdrawal, (ii) written instructions of the Holder for delivery of the Deposited Securities represented thereby, and (iii) if applicable, the written certification and agreement hereinafter referred to, subject to the terms and conditions of the Deposit Agreement, the clearing procedures of the Foreign Registrar, the Statutes and Organizational Regulations of the Company and to the provisions of or governing the Deposited Securities, the Holder hereof is entitled to electronic delivery, to him or upon his order, or to physical delivery, if applicable, to an account designated by such Holder, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Share or American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities will be made without unreasonable delay.

         A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered, subject to applicable clearance procedures of the Foreign Registrar and the Statutes and Organizational Regulations of the Company, to or upon the written order of a person or persons designated in such order.

         (3) Transfers, Split-ups and Combinations. Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including any written certifications and agreements that the Depositary and the Company may require in order to comply with any applicable laws, signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on this Receipt relating to compliance with applicable restrictions on transfer hereof) and duly stamped as may be required by any applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

         (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s record (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as provided in Article (8) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

         The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration or transfer generally may be suspended, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent of the Company for transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Notwithstanding any other provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

         Subject to Section 5.11 of the Deposit Agreement, the Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof.

         Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Deposited Securities. Also, without limitation of the foregoing, the Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

         (5) Liability of Holders for Taxes and Other Charges. If any tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Switzerland, shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax, duty or other governmental charge shall be payable by the Holder to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of this Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder any part or all of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply the amount so withheld or the proceeds of any such sale to pay any such tax or other governmental charge, and the Holder of this Receipt shall remain liable for any deficiency. Each Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.11 of the Deposit Agreement.

         (6) Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal. Each person presenting Shares for deposit under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are duly and validly authorized, issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and (ii) the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance or cancellation of Receipts or adjustments in the Depositary’s records in respect thereof. Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant (a) the Shares or Receipts are not Restricted Securities and (b) that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in the Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations, warranties and agreements shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts or any beneficial interest therein.

         (7) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirement of Article (11) of this Receipt, be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction, subject to Article (26) of this Receipt. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

         (8) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued, or who surrenders Receipts, a fee of up to U.S.$5.00 per 100 American Depositary Shares (or portion thereof) issued or surrendered pursuant to the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, and cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement and Exhibit B thereto, including, without limitation, conversion of foreign currency pursuant to Section 4.6 of the Deposit Agreement and compliance with foreign exchange regulations. The Company agrees to pay expenses, fees or charges of the Depositary and the Registrar and any agent of the Depositary appointed under the Deposit Agreement, if any, but only to the extent provided in and in accordance with written agreements between the Company and the Depositary from time to time. The provision in respect of these charges may be changed in the manner indicated in Article (23) of this Receipt.

         (9) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder thereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the American Depositary Shares evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the registered Holder of this Receipt as the absolute Holder hereof for any purpose, including, but not limited to, the purpose of determining the person entitled to any distribution of dividends or other distributions, to any notice provided for in the Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any beneficial owner of a Receipt unless such beneficial owner is the registered Holder hereof.

         (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed such signature may be facsimile so long as this Receipt is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

         (11) Disclosure of Beneficial Ownership. Notwithstanding any other provision in the Deposit Agreement, the Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned this Receipt or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters. The Holder hereof agrees to provide any such information requested by the Company or the Depositary pursuant to this paragraph. The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Company requesting that the Depositary forward any such requests to the registered Holders and forward to the Company any such responses to such requests received by the Depositary. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to provide or obtain any information not so provided by such Holders or former Holders. The Holder hereof further agrees to make such disclosure of interests in Shares of the Company as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in Switzerland or any other jurisdiction whether or not the same may be enforceable against such Holder.

         (12) Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company’s Statutes and Organizational Regulations. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law or the Company’s Statutes and Organizational Regulations. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law. The Depositary shall use its reasonable efforts to comply with the written instructions of the Company as provided in this Article.

         (13) Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to Swiss law and any stock exchange on which the Shares are, or will be, registered, traded or listed or the Statutes and Organizational Regulations of the Company, which are made to provide information, interalia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

          (14) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W. Washington D.C. 20549.

Dated: ______________________, Countersigned:		DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary
By:		By:

	Authorized Signatory		[ ] Vice President

(FORM OF REVERSE OF RECEIPT)
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

                  Section 7.9         (15) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or cash distribution in respect of any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary, pursuant to Section 4.6 of the Deposit Agreement, be converted on a reasonable basis into dollars transferable to the United States and subject to the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If, in the judgment of the Depositary, amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the registered Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the registered Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holder entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Except to the extent required in writing by the Company with respect to a specific distribution, any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. Notwithstanding any other agreement with the Company, the Company shall pay the Depositary its fees and expenses directly or indirectly related to compliance by the Depositary and its agents with the requirement of the Company under the prior sentence.

         If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and will, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with the Custodian or the Foreign Registrar and registered in the name o the Custodian or its nominee or the Depositary or its nominee and (ii) subject to the Deposit Agreement, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.2 of the Deposit Agreement. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in the manner and subject to the conditions described in Section 4.2 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

         In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a)	if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary furnished at the expense of the Company, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b)	if at the time of the offering any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and Swiss counsel, as applicable,

reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.2 of the Deposit Agreement. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

         If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and Swiss counsel, as applicable, reasonably satisfactory to the Depositary furnished at the expense of the Company, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.2 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

         Notwithstanding anything to the contrary herein, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Company furnishes at its own expense the Depositary with opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, reasonably satisfactory to the Depositary or other evidence reasonably satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. The Company shall have no obligation to register such rights or the securities represented thereby under the Securities Act or any other applicable law.

         Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinion(s) of United States and Swiss counsel, as applicable, satisfactory to the Depositary furnished as the expense of the Company that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, in proportion to the number of American

Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Swiss counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the registered Holders entitled thereto as in the case of a distribution in cash, such opinions to be furnished at the expense of the Company.

         Pursuant to Articles (4) and (5) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

         References in this Article to “Holders” are to Holders as of the record date fixed pursuant to Section 4.7 of the Deposit Agreement.

         (16) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as, or, if not practicable, as near as reasonably practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each ADS will represent the changed number of Shares or (c) for any other matter, as the case may be. Subject to the provisions of Sections 4.2 through 4.6 and 5.9 and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Shares, represented by each American Depositary Share, in proportion to the number of American Depositary Shares held by them respectively, or with respect to such other matter.

         (17) Voting of Deposited Securities. As soon as practicable after receipt of notice pursuant to Section 5.8 of the Deposit Agreement of any meeting at which the holders of Shares or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting (in accordance with Section 4.7 of the Deposit Agreement) for the giving of instructions for voting or such consent or proxy and shall mail, as soon as reasonably practicable, to the Holders of record a notice containing: (a) information in English included in such notice of meeting received by the Depositary from the Company, (b) a statement in English, in a form provided by the Company, that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of this Article, any applicable provisions of Swiss law and of the Statutes and Organization Regulations of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective American Depositary Shares evidenced by their respective Receipts and (c) a brief statement as to the manner in which and the date by which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the Statutes and the Organizational Regulations of the Company, to vote or cause to be voted the number of Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request; provided, that the Depositary shall not vote or cause to be voted any fractional Shares or other Deposited Securities remaining, in each case, after aggregating the number of Shares or other Deposited Securities to be voted in the same manner with respect to each matter.

         The Depositary shall not, under any circumstances, exercise any discretion as to voting and shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs on or before the date established by the Depositary for such purpose, the Shares or other Deposited Securities shall not be voted.

         (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth evidence American Depositary Shares representing the right to receive Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.9 and the other terms of the Deposit Agreement and receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary furnished at the expense of the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary furnished at the expense of the Company that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2 of the Deposit Agreement.

         (19) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at its Principal Office and at the principal office of the Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the Holder of the Deposited Securities, and (b) made generally available to the Holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Deposit Agreement.

         The Depositary shall keep books at its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the ADSs or the Receipts.

         The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the reasonable request of the Company.

         (20) Taxation. The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders. Holders of American Depositary Shares evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfil the Depositary’s obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request.

         (21) Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Statutes and Organizational Regulations of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement, the Statutes and Organizational Regulations of the Company or provisions of governing Deposited Securities. Where by the terms of a distribution pursuant to Section 4.2, 4.3 or 4.4 of the Deposit Agreement or an offering or distribution pursuant to Section 4.5, 4.9 or 5.9 of the Deposit Agreement or in the Statutes and Organizational Regulations of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

         Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons nor its agents or the Company, its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required by it or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be liable for any failure to carry out instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

         (22) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by sixty (60) days’ written notice of its election so to do delivered to the Company or be removed by the Company by sixty (60) days written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the later of (i) the sixtieth (60th) day after delivery of such notice to or by the Depositary and (ii) the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may discharge any Custodian, at any time upon notice to the Custodian being discharged and appoint a substitute or additional Custodian, and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

         (23) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may be amended by agreement between the Company and the Depositary without the consent of the Holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes, other governmental charges, delivery and other such expenses) or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder hereof at the time any amendment so becomes effective shall be deemed by continuing to hold this Receipt or beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.

         (24) Termination of Deposit Agreement. The Depositary shall at any time at the written direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least sixty (60) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of sixty (60) days after the Depositary shall have delivered to the Company a written notice of its election to resign or shall have received from the Company a written notice of its removal, provided that no successor depositary shall have been appointed and accepted its appointment within such sixty (60) day period. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to continue to collect dividends and other distributions pertaining to Deposited Securities, sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth in the Deposit Agreement). At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth in the Deposit Agreement, if any). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations to the Holders thereunder.

         (25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article and of the Deposit Agreement, Deutsche Bank Trust Company Americas and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, after consultation with the Company to the extent practicable. The Depositary may also set limits with respect to the number of Receipt and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall beheld for the benefit of the Holder.

         (26) Compliance with U.S. Securities Laws. Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

         (27) Disclosure of Ownership and Shareholders’ Rights. Notwithstanding any provision to the contrary in the Company’s Articles of Incorporation (including Article 5, paragraph 4) or otherwise, as currently in effect or as may be amended from time to time, the Company has agreed in the Deposit Agreement, for so long as may be required for the benefit of Holders of ADRs while the Deposit Agreement remains in effect, that it shall register the Depositary or its nominee or the Custodian or its nominee, as the case may be , in its share register with respect to all Shares or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADRs.

         The Company has further covenanted, for so long as the Deposit Agreement remains in effect, that, with respect to all Shares or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADRs, it will not suspend (a) the status of the Depositary or its nominee or the Custodian or its nominee, as the case may be, as registered shareholder of the Company or (b) the rights of holders of Shares or other Deposited Securities, including the right to vote, in or connected to such Shares or other Deposited Securities deposited with the Custodian subject to the provisions of the Deposit Agreement.

         Notwithstanding that the Depositary or its nominee or the Custodian or its nominee, as the case may be, will act for the Holders of ADRs and will be unable to make the disclosures or declarations required under the Company’s Article of Incorporation, the Company shall treat the Depositary or its nominee or the Custodian or its nominee, as the case may be, acting for the Holders of ADRs, equally with any other registered holder of Shares or other Deposited Securities with respect to the exercise of all rights of registered holders of Shares or other Deposited Securities, including but not limited to, the right to vote and to receive dividends or other distributions, subject to the provisions of the Deposit Agreement.

         If as a result of a change in Swiss law, the Depositary or its nominee or the Custodian or its nominee, as the case may be, acting for the Holders of ADRs shall no longer be able to exercise the rights of a registered holder of Shares as provided in the preceding paragraphs, the

Company agrees to use its reasonable efforts to give the Depositary and the Holders not less than thirty (30) days prior written notice thereof.

         FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________________ whose taxpayer identification number is _____________________ and whose address including postal zip code is ______________________________________ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Signature:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.
If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

SIGNATURE GUARANTEED

____________________________

A-19